                                                                      Exhibit 24

                               WRITTEN CONSENT
                                    OF THE
                               MANAGING MEMBER
                                      OF
                                  SPG GP, LLC

   THE UNDERSIGNED, on this 10th day of January 2020, being the managing member (the "Member") of SPG GP, LLC, a Delaware limited liability company (the
"Company") does hereby consent to the adoption of the following:

   WHEREAS, the Member has the authority, pursuant to Section 2.06(a) and 4.01 of the Fourth Amended and Restated Limited Liability Company Agreement of the
Company, to exercise the Company's rights and performing the Company's obligations;

   WHEREAS, the Company is the general partner of Snow Phipps Group AIV,
L.P. ("Snow AIV") and has the authority pursuant to Section 4.1 of the Second
Amended and Restated Agreement of Limited Partnership of Snow AIV, to manage and control Snow AIV, including the right to enter into and perform, or cause to be done, all such acts or deeds relating to the investment transactions on behalf of Snow AIV;

   WHEREAS, the Company is the general partner of Snow Phipps Group (B), L.P.
("Snow (B)") and has the authority pursuant to Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Snow (B), to manage and control
Snow (B), including the right to enter into and perform, or cause to be done, all such acts or deeds relating to investment transactions on behalf of Snow
(B);

   WHEREAS, the Company is the general partner of Snow Phipps Group AIV
(Offshore), L.P. ("Snow AIV (Offshore)") and has the authority pursuant to
Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership
of Snow AIV (Offshore), to manage and control Snow AIV (Offshore), including the right to enter into and perform, or cause to be done, all such acts or deeds relating to investment transactions on behalf of Snow AIV (Offshore);

   WHEREAS, the Company is the general partner of Snow Phipps Group (RPV),
L.P. ("Snow (RPV)") and has the authority pursuant to Section 4.1 of the Third
Amended and Restated Agreement of Limited Partnership of Snow (RPV), to manage and control Snow (RPV), including the right to enter into and perform, or cause to be done, all such acts or deeds, relating to investment transactions on behalf of Snow (RPV);

   WHEREAS, the Company is the general partner of SPG Co-Investment, L.P.
("Snow Co-Investment") and has the authority pursuant to Section 4.1 of the
Amended and Restated Agreement of Limited Partnership of Snow Co-Investment, to
manage and control Snow Co-Investment, including the right to enter into and perform, or cause to be done, all such acts or deeds relating to investments transactions on behalf of Snow Co-Investment;

  NOW, THEREFORE, BE IT

   RESOLVED, that the Member has determined that is in the best interest of (i)
Snow AIV, (ii) Snow (B), (iii) Snow AD/ (Offshore), (iv) Snow (RPV) and (v) Snow
Co-Investment to cause Velocity Commercial Capital, LLC and Velocity Financial,
LLC to engage in an initial public offering (the "Transaction"); and further

   RESOLVED, that the form, terms and provisions of the agreements and ancillary documents relating to the Transaction, in substantially the form presented to the Member, be, and the same hereby are, authorized, approved and adopted; and further

   RESOLVED, that Alan Mantel be authorized, empowered and directed, in the name and on behalf of the Company as authorized signatory, to execute and deliver all the agreements, certificates, directions, promissory notes, representations, issuances, filings or other instruments or documents of every kind or character deemed by Alan Mantel necessary, advisable or appropriate to implement the foregoing resolutions or in furtherance thereof; and to do and perform or cause to be done and performed any and all other acts or things Alan
Mantel shall deem reasonably necessary, advisable or appropriate to comply with or effect the purposes and intent of these resolutions; and further

   RESOLVED, that the execution by Alan Mantel of any agreement, instrument or document authorized by these resolutions or any agreement, instrument or document executed in accomplishment of any action or actions so authorized, is
(or shall become upon delivery) the enforceable and binding act and obligation of the Company; and further

  RESOLVED, that any and all actions by Alan Mantel to effect the purposes of or in furtherance of these resolutions taken prior to the date hereof is hereby ratified, approved, confirmed and adopted in all respects.

   IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first stated above.

                                                     MANAGING MEMBER:
                                                     ----------------

                                                     IKS, LLC

                                                     By: /s/ Ian K. Snow
                                                         -----------------------
                                                         Name: Ian K. Snow
                                                         Title: Manager